UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2015

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The description of the Separation Agreement described under Item 5.02 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2015, Midstates Petroleum Company, Inc. (the “Company”) announced that Mark E. Eck, Executive Vice President & Chief Operating Officer of the Company, would resign from his position effective January 4, 2016 to pursue other opportunities.  Subsequent to Mr. Eck’s departure, his duties and responsibilities will be assumed by other members of the Company’s management team.  Mr. Eck did not resign due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, Mr. Eck entered into an agreement (the “Separation Agreement”) with the Company pursuant to which Mr. Eck resigned as an officer of the Company effective January 4, 2016.  Pursuant to the Separation Agreement, Mr. Eck will receive a lump sum payment equivalent to his accrued 2015 short term incentive bonus, to be paid in such amount and at such time (which shall be no earlier than January 1, 2016 but no later than March 14, 2016) as the Company’s Board of Directors determines.  Such payment shall be no less than Mr. Eck’s current base salary multiplied by his 2015 target incentive percentage multiplied by the corporate bonus percentage award as approved by the Company’s Board of Directors pursuant to the terms and conditions of the Company’s 2015 Short-Term Incentive Plan, less applicable taxes and withholdings.  Pursuant to the terms of Company’s 2012 Long-Term Incentive Plan, any unvested shares of restricted stock which were previously awarded to Mr. Eck will expire on January 4, 2016.

The Separation Agreement also contains confidentiality, non-competition, non-solicitation and non-disparagement provisions and a waiver and release.

The foregoing description of the Separation Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On December 10, 2015, the Company issued a press release disclosing the organizational changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release of Claims, dated as of December 10, 2015, by and between Midstates Petroleum Company, Inc. and Mark E. Eck.

99.1	Press Release, dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: December 10, 2015
	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President - General Counsel & Corporate Secretary